Exhibit 99.1

Quantum Computing Inc. Reports First Quarter 2026 Financial Results

●	Q1 revenue increases to $3.7 million from $39 thousand in Q1 ‘25

●	Company completes two strategic acquisitions advancing its product roadmap to deliver practical quantum and photonics solutions

●	Ends quarter with $1.4 billion in cash, cash equivalents and investments

HOBOKEN, NJ – May 11, 2026 – Quantum Computing Inc. (“QCi” or the “Company”) (Nasdaq: QUBT), a quantum optics and integrated photonics company, today released financial results for the three months ended March 31, 2026.

Dr. Yuping Huang, Chief Executive Officer of QCi, commented, “QCi made significant operational progress in the first quarter of 2026, furthering our mission of delivering accessible, scalable, and affordable quantum machines and photonic solutions for practical use across high-growth markets, including high-performance computing, artificial intelligence, cybersecurity, aerospace and defense, and advanced sensing and imaging. As demand for faster and more efficient data processing grows, it is becoming increasingly clear that photonics will be a critical component of future technological advancements given its low power consumption and ability to operate at room temperature. During the first quarter we strengthened our position in this space, and made significant progress in advancing our technology roadmap and continued to grow our commercial momentum.

“We completed two key acquisition opportunities in the quarter, closing the acquisitions of Luminar Semiconductor, Inc. (“LSI”), and NuCrypt, LLC (“NuCrypt”), improving our path to scalable manufacturing and bolstering our portfolio of quantum communications and photonics solutions. We are currently integrating LSI and NuCrypt into QCi. These acquisitions bring established capabilities in lasers, detectors and advanced packaging, broad R&D and manufacturing capabilities, and an experienced team of engineers and scientists, further expanding our talent base and execution capacity. As we move through 2026, we remain focused on expanding our strategic partnerships, scaling our technology and manufacturing capabilities, and continuing to advance our mission of putting quantum-enabled solutions into the hands of people.”

First Quarter 2026 Financial Highlights

●	First quarter 2026 revenues totaled approximately $3.7 million compared to $39 thousand in the first quarter of 2025. The year-over-year increase was driven primarily by the acquisition of LSI in February 2026, and, to a lesser extent, NuCrypt in March 2026.

●	Operating expenses totaled $19.8 million compared to $8.3 million in the first quarter of 2025, up 139%, largely reflecting higher personnel costs across research and development, sales and marketing, and general and administrative functions and higher expenses primarily associated with acquisition-related transaction expenses.

●	The Company reported a net loss of $4.1 million, or $0.02 per basic share for the first quarter of 2026, compared to net income of $17.0 million or $0.13 per basic share, for the prior-year period. The year-over-year change in net loss was primarily driven by the decrease in the non-cash gain on the mark-to-market of the Company’s derivative liability (which relates to warrants issued for the merger with QPhoton in June 2022) and higher operating expenses.

●	Total assets at March 31, 2026 were approximately $1.6 billion, relatively unchanged compared to December 31, 2025. Cash, cash equivalents and investments totaled approximately $1.4 billion at March 31, 2026, compared to approximately $1.5 billion at year-end 2025.

●	Total liabilities at March 31, 2026 were $23.4 million, an increase of $2.7 million compared to year-end 2025.

●	As of March 31, 2026, the Company had stockholders’ equity totaling $1.6 billion.

●	As of March 31, 2026, contract backlog was approximately $16 million.

First Quarter 2026 Operational Highlights

●	Acquisition of Luminar Semiconductor, Inc.: During the first quarter, QCi completed the acquisition of Luminar Semiconductor, Inc. in an all-cash transaction valued at $110 million. LSI manufactures and sells a portfolio of photonic components and brings established capabilities in lasers, detectors, advanced packaging, and manufacturing, complementing QCi’s position in thin film lithium niobate (“TFLN”) integrated photonics.

●	Acquisition of NuCrypt, LLC: During the first quarter, QCi completed the acquisition of NuCrypt, LLC, a quantum communications technology company, in a transaction valued at $5 million. By integrating NuCrypt’s suite of quantum communications systems and products, QCi expects to advance its technology roadmap while extending its portfolio of quantum communications and quantum photonics solutions.

●	Placed Quantum Optimization Machine on Quantum Corridor Network: QCi announced during the first quarter the placement of a QCi Dirac-3 quantum optimization machine on Quantum Corridor’s network, a multi-state quantum-safe commercial communication network in North America. The partnership with Quantum Corridor will allow for enhanced, secure and on-demand Dirac-3 access for institutions and commercial customers on Quantum Corridor’s network.

●	Quantum Photonic Chip Foundry Update: QCi’s Fab 1 facility, currently purposed for research and development and prototyping, has been ramping up small-batch manufacturing and has begun to generate early revenue. The Company has been actively exploring options for a planned Fab 2 facility, with the goal of further expanding production capacity.

Earnings Conference Call

The Company will host its first quarter 2026 call today, Monday, May 11, 2026, at 4:30 p.m. ET. To access the live webcast of the conference call, visit the QCi Investor Relations page at https://quantumcomputinginc.com/investor-relations. Investors may also access the webcast via the following link: https://www.webcaster5.com/Webcast/Page/3051/53987.

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 639951.

A replay of the teleconference will be available until May 25, 2026, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 53987.

About Quantum Computing Inc.

Quantum Computing Inc. (Nasdaq: QUBT) is a quantum optics and integrated photonics company focused on delivering accessible, scalable, and cost-effective quantum machines and photonic solutions. The Company provides foundry services for thin-film lithium niobate (“TFLN”) photonic chips and offers a vertically integrated portfolio spanning photonics components, subsystems, and full-stack systems.

Designed to operate at room-temperature with low-power requirements, QCi’s technologies enable practical deployment across high-growth markets, including high-performance computing, artificial intelligence, cybersecurity, aerospace and defense, and advanced sensing and imaging.

Headquartered in Hoboken, New Jersey, QCi has operations in Arizona, California, Illinois, Massachusetts and Virginia.   By combining advanced materials, device engineering, and scalable manufacturing, QCi delivers integrated quantum and photonics technologies, accelerating commercialization and real-world adoption.

Company Contact:

John Nesbett/Zach Nevas

IMS Investor Relations

investors@quantumcomputinginc.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our expectations of future results, operational expansion and business strategy are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “strategy,” “future,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to, future demand for quantum and photonic products, the Company’s ability to scale its technology and manufacturing, the Company’s ability to integrate and benefit from recent acquisitions, and the factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at https://quantumcomputinginc.com/investor-relations, which could cause our actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

QUANTUM COMPUTING INC.

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income

(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2026	2025
Total revenue	$3,691	$39
Cost of revenue	4,412	26
Gross (loss) profit	(721)	13
Operating expenses
Research and development	6,969	2,985
Sales and marketing	1,597	672
General and administrative	11,263	4,642
Total operating expenses	19,829	8,299
Loss from operations	(20,550)	(8,286)
Non-operating income (expense)
Interest and other income	13,495	1,696
Interest expense	(171)	(58)
Change in fair value of derivative liability	3,176	23,630
(Loss) income before income tax provision	(4,050)	16,982
Income tax provision	-	-
Net (loss) income	(4,050)	16,982
Other comprehensive (loss) income:
Unrealized losses on available-for-sale debt securities	(3,822)	-
Total comprehensive (loss) income	$(7,872)	$16,982

(Loss) earnings per share:
Basic	$(0.02)	$0.13
Diluted	$(0.02)	$0.11

Weighted average shares used in computing net (loss) income per common share:
Basic	223,986	135,217
Diluted	223,986	153,006

QUANTUM COMPUTING INC.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except par value data)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$257,711	$737,880
Accounts receivable, net	4,281	519
Inventory	4,112	352
Short-term investments	728,401	379,421
Accrued interest receivable	5,346	3,634
Prepaid expenses and other current assets	5,225	11,914
Total current assets	1,005,076	1,133,720
Property and equipment, net	16,942	12,971
Operating lease right-of-use assets	5,206	2,353
Intangible assets, net	19,191	6,500
Goodwill	146,511	55,573
Long-term investments	422,818	403,121
Accrued interest receivable - long term	4,517	4,551
Other non-current assets	273	131
Total assets	$1,620,534	$1,618,920

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,707	$778
Accrued expenses	8,342	9,135
Deferred revenue	1,882	395
Other current liabilities	2,144	766
Total current liabilities	15,075	11,074
Derivative liability	4,597	7,773
Operating lease liabilities	3,678	1,808
Total liabilities	23,350	20,655
Commitments and Contingencies (see Note 10)
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,550 shares Series A Preferred authorized; no shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively; 3,080 shares of Series B Preferred Stock authorized; no shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	-	-
Common stock, $0.0001 par value, 250,000 shares authorized; 225,494 and 224,165 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	23	22
Additional paid-in capital	1,823,284	1,816,494
Accumulated deficit	(223,206)	(219,156)
Accumulated other comprehensive (loss) income	(2,917)	905
Total stockholders’ equity	1,597,184	1,598,265
Total liabilities and stockholders’ equity	$1,620,534	$1,618,920